Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-191905 and 333-201141) of Constellium N.V. of our report dated March 25, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ Olivier Lotz

Olivier Lotz

Partner

PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France

April 24, 2015